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                                                                     EXHIBIT 5.1

                            GIBSON, DUNN & CRUTCHER
                                    LAWYERS
                             333 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-3197
                                ---------------

                                 (213) 229-7000
                           TELEX: 674930 GIBTRASK LSA
                           FACSIMILE: (213) 229-7520

                                 April 12, 1994

GFC Financial Corporation
Dial Tower
Phoenix, Arizona 85077

   Re: GFC Financial Corporation -- Form S-3
       Registration Statement (No. 33-52957)

Gentlemen:

     We have acted as counsel for GFC Financial Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of 8,050,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), on Form S-3 Registration Statement No. 33-52957 (the "Registration Statement") under the Securities Act of 1933, as amended. We understand that the Company proposes to sell (the "U.S. Offering") a portion of the Shares in the United States and Canada to a group of underwriters (the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as representative and sell (the "International Offering") a portion of the Shares outside of the United States and Canada to a group of underwriters (the "Managers") for whom Merrill Lynch International Limited will act as lead manager.

     On the basis of such investigation as we deem necessary, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the terms of the Registration Statement and a purchase agreement between the Company and the Underwriters with respect to the U.S. Offering and a purchase agreement between the Company and the Managers with respect to the International Offering, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement.

                                          Very truly yours,

                                          /s/  GIBSON, DUNN & CRUTCHER

                                          GIBSON, DUNN & CRUTCHER